     As filed with the Securities and Exchange Commission on June 11, 1999.
                                        Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                        ________________________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       __________________________________

                      AMERICAN POWER CONVERSION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                                        04-2722013
     (State or other Jurisdiction of                        (I.R.S. Employer
                                                             Identification No.)
      Incorporation or Organization)

                  132 Fairgrounds Road, West Kingston, RI 02892
               (Address of Principal Executive Offices)(Zip Code)

                American Power Conversion Corporation 401(k) Plan
                            (Full Title of the Plan)
                              ____________________

                             Rodger B. Dowdell, Jr.
                      President and Chief Executive Officer
                              132 Fairgrounds Road
                             West Kingston, RI 02892
                                 (401) 789-5735
             (Name, address including zip code and telephone number,
                    including area code, of agent for service)
                              ____________________

                                    Copy to:
                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110

                         CALCULATION OF REGISTRATION FEE



                             Proposed     Proposed
                              Maximum      Maximum
 Title of    Amount to be    Offering     Aggregate   Amount of
Securities    Registered       Price      Offering   Registratio
   to be                     Per Share      Price       n Fee
Registered

Common       370,000         $19.78(2)   $7,318,600   $2,034.57
Stock, $.01  shares (1)
par value

Participant  Indeterminate(3) N/A (4)      N/A (4)      $0 (4)
Interests
in the Plan


_______________________________________________

   (1) The amount of shares registered hereunder is based upon an estimate of the number of shares of common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to the American Power Conversion Corporation 401(k) Plan (the "Plan"). In addition, pursuant to Rule 416, there are also being registered such additional shares of Common Stock, as may become issuable pursuant to stock splits, stock dividends or similar events.

   (2) The price of $19.78 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on June 9, 1999, is set forth solely for the purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

   (3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plan described herein, such interests constituting separate securities required to be registered under the Act.
   (4) Pursuant to Rule 457(h)(2) under the Act this Registration Statement covers an indeterminate amount of plan interests to be registered not requiring a separate registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by American Power Conversion Corporation (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on August 29, 1988.

     All documents subsequently filed with the Commission by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

     Not applicable.

Item 5.    Interest of Named Experts and Counsel.

     Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company's By-laws, as amended and restated, provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Reference is made to the Company's By-laws, as amended and restated, filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-12432).

     The Company maintains director and officers liability insurance for the benefit of its directors and officers.

Item 7.    Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.


     Exhibit No.         Description of Exhibit

       4.1         Articles of Organization of the Registrant, as amended
                    (previously filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference (File No. 1-12432)).

       4.2         By-Laws of Registrant, as amended and restated (previously filed as Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference (File No. 1-12432)).

       8.1         Tax Opinion not required.  The Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification of, the Plan.

       23.1        Consent of KPMG LLP

       24.1        Power of Attorney (contained in page 8 of this Registration
                    Statement).

Item 9.  Undertakings.

   (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston, state of Rhode Island, on this 7th day of May, 1999.
                                AMERICAN POWER CONVERSION CORPORATION

                                By:  /s/ Rodger B. Dowdell, Jr.
                                      Rodger B. Dowdell, Jr.,
                                     President and Chief Executive Officer


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston and the state of Rhode Island, on this 7th day of May, 1999.


                                AMERICAN POWER CONVERSION CORPORATION
                                401(k) PLAN


                                By:  American Power Conversion Corporation,
                                       as Plan Administrator

                                     By: /s/ Donald M. Muir
                                            Donald M. Muir,
                                           Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title(s)                            Date

/s/ Rodger B. Dowdell,  President and Chief Executive       May 7, 1999
Jr.                     Officer
Rodger B. Dowdell, Jr.  (Principal Executive Officer)

/s/ Donald M. Muir      Chief Financial Officer (Principal  May 7, 1999
Donald M. Muir          Financial and Accounting Officer)

/s/ Emanuel E. Landsman Vice President, Clerk and Director May 7, 1999 Emanuel E. Landsman


/s/ Neil E. Rasmussen   Vice President and Director         May 7, 1999
Neil E. Rasmussen


/s/ Ervin F. Lyon       Director                            May 7, 1999
Ervin F. Lyon


/s/ James D. Gerson     Director                            May 7, 1999
James D. Gerson

                                  EXHIBIT INDEX

     Exhibit No.         Description of Exhibit

       4.1         Articles of Organization of the Registrant, as amended
                    (previously filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference (File No. 1-12432)).

       4.2         By-Laws of Registrant, as amended and restated (previously filed as Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference (File No. 1-12432)).

       8.1         Tax Opinion not required.  The Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification of, the Plan.

       23.1         Consent of KPMG LLP

       24.1        Power of Attorney (contained in page 8 of this Registration
                    Statement).


<PAGE.
                                                             Exhibit 23.1







                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
American Power Conversion Corporation

We consent to incorporation by reference in this registration statement on Form S-8 of American Power Conversion Corporation for the registration of 370,000 shares of Common Stock for the American Power Conversion Corporation 401(k) Plan of our reports dated February 4, 1999, relating to the consolidated balance sheets of American Power Conversion Corporation as of December 31, 1998, and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in the December 31, 1998, annual report on Form 10-K of American Power Conversion Corporation.


                                        KPMG LLP

Providence Rhode Island
June 9, 1999